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                                                                     EXHIBIT 5.1



                  [Letterhead of Pepper, Hamilton & Scheetz]


                               November 21, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re:  Aastrom Biosciences, Inc. Registration
                     Statement on Form S-1
                     File No. 333- 37439


Dear  Gentlemen:

        We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement filed with the SEC on October 8, 1997, as amended (the "Registration Statement") of the Company on Form S-1 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offer and sale by the Company of shares of the Company's 5 1/2% Convertible Preferred Stock (the "Preferred Stock") covered by the Registration Statement.

        In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company, and the issuance and sale of the Shares as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

        On the basis of the foregoing, we are of the opinion that the Preferred Stock to be issued and sold by the Company will be, upon effectiveness of the Registration Statement, upon the filing of the Certificate of Designation filed as Exhibit 3.3 to the Registration Statement and upon receipt by the Company of payment therefor, duly authorized, validly issued, fully paid, and non-assessable.

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Securities and Exchange Commission
November 21, 1997
Page 2

In addition, the Common Stock to be issued upon conversion of the Preferred Stock will be duly authorized, validly issued, fully paid, and non-assessable.

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        PEPPER, HAMILTON & SCHEETZ LLP


                                        By: /s/ Michael B. Staebler
                                               --------------------------------
                                                      Michael B. Staebler

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